SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 7, 2000

                                  ------------


                               SECURED INCOME L.P.
             (Exact name of registrant as specified in its charter)



            Delaware                     0 -17412                06-1185846
(State or other jurisdiction of    (Commission file number    (I.R.S. employer
 incorporation or organization)                              identification no.)



  c/o Wilder Richman Resources Corporation
           599 West Putnam Avenue
           Greenwich, Connecticut
                                                                    06830
  (Address of principal executive offices)                        (Zip code)

       Registrant's telephone number, including area code: (203) 869-0900

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Item 5.      Other Events.

         On Wednesday, June 7, 2000, Columbia Associates, one of the partnerships in which Secured Income L.P. is invested, refinanced mortgages on its Westmont apartment complex. In connection with such refinancing, Columbia Associates caused Freddie Mac to replace Citibank as the credit enhancer, modified the structure and utilization of the mortgage escrows, and eliminated the cash distribution restrictions. Secured Income L.P. understands that after the payment of costs related to the refinancing of the Columbia Associates mortgages and the establishment of certain reserves, Columbia Associates will have cash available for distribution of approximately $11.8 million. Secured Income L.P. further understands that Columbia Associates intends to use such amount to (a) make a distribution to Secured Income L.P. of approximately $8.3 million, (b) repay operating deficit loans and other advances that the general partners of Columbia Associates have provided (including interest) of approximately $3,246,000, and (c) pay accrued investor service fees of approximately $160,000.

         Secured Income L.P. currently anticipates that a distribution will be made on or about July 31, 2000 to Unit Holders of record as of June 30, 2000 in the amount of approximately $8.35 per Unit.


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

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Secured Income L.P. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 8, 2000                    SECURED INCOME L.P.

                                       By:  Wilder Richman Resources Corporation
                                            General Partner

                                       By: /s/ Richard P. Richman
                                          --------------------------------------
                                          Name:  Richard P. Richman
                                          Title: President


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